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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                          The Securities Act of 1934



Date of Report (Date of earliest event reported):...............October 28, 1996



                          NATIONAL HOME CENTERS, INC.
            (Exact name of registrant as specified in its charter)


    Arkansas                       0-21448                       71-0403343
(State or other                 (Commission                  (I.R.S. Employer
jurisdiction                     File Number)               Identification No.)
of incorporation)



         Highway 265 North
         Springdale, Arkansas                                      72765
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code:...............(501) 756-1700
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Item 4.  Changes in Registrant's Certifying Accountant.
         ---------------------------------------------

     On October 28, 1996, National Home Centers, Inc. (the "Company") changed its principal independent accounting firm from KPMG Peat Marwick LLP ("KPMG") to Arthur Andersen LLP ("Andersen"). KPMG's report on the financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion, nor was the report qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to change accountants was recommended and approved by the audit committee of the board of directors. During the Company's two most recent fiscal years and the subsequent interim period preceding this change, there have not been any disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure.

     On October 28, 1996, the Company engaged Andersen as the new independent accountant to audit the Company's financial statements. During the Company's two most recent fiscal years, and the subsequent interim period prior to engaging Andersen, the Company has not consulted Andersen regarding (i) either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and no written report was provided to the Company and no oral advice was provided that Andersen concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K). Andersen has reviewed the disclosure contained herein and agrees with the same.

Item 7.  Financial Statements and Exhibits.
         ---------------------------------

     Exhibits
     --------

     16.1 Letter dated November 1, 1996 from KPMG Peat Marwick addressed to the Securities and Exchange Commission regarding change in certifying accountants.

                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           NATIONAL HOME CENTERS, INC.
                                           (Registrant)

Date: November 1, 1996                     By: /s/ BRENT A. HANBY
                                              ----------------------------
                                                 Brent A. Hanby
                                                 Chief Financial Officer